As filed with the Securities and Exchange Commission on December 14, 2017
Registration No. 333-149190

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8 REGISTRATION STATEMENT NO. 333-149190
UNDER THE SECURITIES ACT OF 1933
________________________
BREITBURN ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)
________________________

Delaware	74-3169953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
707 Wilshire Boulevard, Suite 4600
Los Angeles, California 90017
(213) 225-5900
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
________________________
BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan, as Amended
(Full title of the plans)
________________________
Gregory C. Brown
707 Wilshire Boulevard, Suite 4600
Los Angeles, California 90017
(213) 225-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (the “Post-Effective Amendment”) filed by Breitburn Energy Partners LP (the “Partnership”) deregisters all common units representing limited partnership interests of the Partnership (the “Common Units”) remaining unissued under the following Registration Statement on Form S-8 (“Registration Statement”) filed by the Partnership with the Securities and Exchange Commission:

●	Registration Statement on Form S-8 (No. 333-149190), filed on February 12, 2008, registering 6,700,000 Common Units under the BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan, as amended.
As previously disclosed, on May 15, 2016, the Partnership and certain of its affiliates filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Chapter 11 Cases are being administered jointly under the caption In re Breitburn Energy Partners LP, et al., Case No. 16-11390.
As a result of the Chapter 11 Cases, the Partnership has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Partnership in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Partnership hereby removes from registration by means of this Post-Effective Amendment all of such securities registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Partnership hereby terminates the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 14th day of December, 2017.

BREITBURN ENERGY PARTNERS LP

By:	BREITBURN GP LLC,
its general partner

By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer

Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Halbert S. Washburn	Chief Executive Officer and Director of	December 14, 2017
Halbert S. Washburn	Breitburn GP LLC
(Principal Executive Officer)

/s/ James G. Jackson	Chief Financial Officer of	December 14, 2017
James G. Jackson	Breitburn GP LLC
(Principal Financial Officer)

/s/ Lawrence C. Smith	Vice President, Controller and Chief	December 14, 2017
Lawrence C. Smith	Accounting Officer of
Breitburn GP LLC
(Principal Accounting Officer)

/s/ John R. Butler, Jr.	Chairman of the Board of	December 14, 2017
John R. Butler, Jr.	Breitburn GP LLC

/s/ Randall H. Breitenbach	Vice Chairman of the Board	December 14, 2017
Randall H. Breitenbach	Breitburn GP LLC

/s/ David B. Kilpatrick	Director of	December 14, 2017
David B. Kilpatrick	Breitburn GP LLC

/s/ Gregory J. Moroney	Director of	December 14, 2017
Gregory J. Moroney	Breitburn GP LLC

/s/ Charles S. Weiss	Director of	December 14, 2017
Charles S. Weiss	Breitburn GP LLC

/s/ Donald D. Wolf	Director of	December 14, 2017
Donald D. Wolf	Breitburn GP LLC